Exhibit 99.1

Expion360 Announces 1-For-100 Reverse Stock Split

REDMOND, OR – October 7, 2024 -- Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, today announced that its Board of Directors authorized the stockholders approved 1-for-100 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.001 per share (the “Common Stock”).

The Reverse Stock Split will become effective at 5:00 p.m. Pacific Time on October 8, 2024 (the “Effective Time”). The Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “XPON” and will begin trading on a post-split basis when the market opens on October 9, 2024. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 30218B 209.

The Reverse Stock Split is intended to enable the Company to regain compliance with the minimum bid price requirement for continued listing on Nasdaq.

At the Effective Time of the Reverse Stock Split, every 100 shares of the Company’s issued and outstanding Common Stock will be combined into one share of Common Stock issued and outstanding, with no change to the par value of $0.001 per share. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split and instead each holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to the Company’s equity awards, warrants and non-plan options outstanding as of the Effective Time of the Reverse Stock Split, and a corresponding increase in the respective exercise prices, conversion prices, reset prices and the like thereunder. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Common Stock, except for adjustments that may result from the treatment of fractional shares.

Pacific Stock Transfer Company is acting as transfer and exchange agent for the Reverse Stock Split. Stockholders with shares held in certificated form will receive from Pacific Stock Transfer Company instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Common Stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the Reverse Stock Split

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. On December 19, 2023, the Company announced its entrance into the home energy storage market with the introduction of two premium LiFePO4 battery storage systems that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the Company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about the Company’s beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding the timing of effectiveness of the Reverse Stock Split, the timing of trading of the Common Stock on a post-split basis, and the Company’s ability to regain compliance with Nasdaq’s minimum bid price listing requirement in a timely manner or at all. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements, including, without limitation, risks, uncertainties and assumptions related to the trading price of the Common Stock following effectiveness of the Reverse Stock Split, as well as the risks disclosed under Item 1A. “Risk Factors” in the Company’s most recently Annual Report on Form 10-K filed with the SEC, as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q. This Current Report speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us